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Exhibit 12 to 2001 10-K


                                    CONVERGYS CORPORATION
                      Computation of Ratio of Earnings to Fixed Charges
                                      (Amounts in millions)


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
                                                                                      For the Twelve
                                                                                       Months Ended
Earnings:                                                                            December 31, 2001
                                                                                     -----------------
        Income before income taxes, extraordinary
        charges and cumulative effect of change
        in accounting principle                                                     $           254.9

        Adjustment for undistributed (income)/losses
        of partnerships                                                                          30.7

        Interest expense                                                                         20.0

        Portion (1/3) of rental expense deemed interest                                          36.8
                                                                                    -----------------
               Total earnings                                                       $           342.4
                                                                                    =================
Fixed Charges:

        Interest expense
                                                                                    $            20.0
        Portion (1/3) of rental expense deemed interest                                          36.8
                                                                                    -----------------

               Total fixed charges                                                  $            56.8
                                                                                    =================


Ratio of Earnings to Fixed Charges (1)                                                           6.03
                                                                                    =================
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(1)     The ratio of earnings to fixed charges for the twelve months ended
        December 31, 2001 includes the impact of $96.3 in special items. Of the
        $96.3, $31.8 related to the acquisition of Geneva Technology Limited,
        $58.0 related to restructuring charges and $6.5 related to the write-
        down of equity investments recorded as a non-operating expense.
        Excluding the special items, the ratio of earnings to fixed charges for the twelve months ended December 31, 2001 was 7.72.